NUMBER 000

SHARES



Organized Under the Laws of the State of Texas

Maverick Bancshares, Inc.

Common Stock

Authorized Shares 20,000,000 Par Value $.01

This Certifies that SPECIMEN is the registered holder of ______ Shares

of the fully paid and non-assessable Capital Stock of Maverick Bancshares, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ______ day of ______ A.D. ______*

______ President

______ Secretary

For Value Received, ______ hereby sell, assign and transfer unto ______________________________

______________________________ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________

______________________________ Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________________

In presence of

____

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

CERTIFICATE

FOR

SHARES



OF THE

ISSUED TO

____

DATED ______________________________

A-PLUS CORPORATION SUPPLIES
P.O. BOX 210192
DALLAS TEXAS 75211